OHIO VALLEY BANC CORP.

                                  P.O. BOX 240

                             GALLIPOLIS, OHIO 45631


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                Gallipolis, Ohio
                                                                  March 19, 1997

To the Shareholders of
Ohio Valley Banc Corp.

         Notice is hereby given that the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 9th day of April, 1997, at 5:00 p.m. Eastern Daylight Time, for the following purposes:

     1. To elect three Directors of the Company each to serve for a three-year term until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified.

     2. To consider and vote upon a proposal to fix the stated capital of the common shares of the Company at One Dollar per share.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          Holders of Common Shares of the Company of record at the close of business on March 12, 1997, will be entitled to vote at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer



                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                                                                  March 19, 1997

                                 PROXY STATEMENT

         This Proxy Statement is first being mailed on or about March 19, 1997 to all shareholders of record at the close of business on March 12, 1997, regarding the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 9, 1997, at 5:00 p.m. Eastern Daylight Time.

         The accompanying proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Although the solicitation of proxies will be made primarily by mail, proxies may also be solicited by some of the Company's directors, officers, and regular employees who may communicate with shareholders personally and by mail, telephone, or telegram to request the return of the proxies.

         The Annual Report of the Company for the fiscal year ended December 31, 1996, including financial statements, is enclosed with this Proxy Statement.

Voting Rights and Proxies
-------------------------

         Only shareholders of record at the close of business on March 12, 1997, are entitled to vote at the Annual Meeting. As of February 14, 1997, the Company had outstanding and entitled to vote at the Annual Meeting 1,325,787 common shares, without par value ("Common Shares"). The number of Common Shares outstanding and entitled to vote at the Annual Meeting identified above is subject to increase, prior to the record date of March 12, 1997. Additional Common Shares, which are currently authorized but not issued, may be issued prior to March 12, 1997, pursuant to the voluntary purchase provisions of the Company's Dividend Reinvestment Plan. These additional common shares will be issued after February 14, 1997, but prior to March 12, 1997, are entitled to the same voting rights as referenced above.

Shareholdings of Management
---------------------------

         The following table indicates, as of February 14, 1997, the number and percentage of outstanding Common Shares of the Company beneficially owned by each nominee for election to the Board of Directors and by all Directors and Executive Officers of the Company as a group. The Company knows of no persons other than Mr. Haskins who beneficially owns more than 5% of such shares.

                              No. of Shares and Nature           Percent of
Name and Address              of Beneficial Ownership*             Class
----------------              ------------------------             -----

James L. Dailey**                     11,233                        .85%
445 Third Avenue
Gallipolis, Ohio 45631

Jeffrey E. Smith**                     5,219                        .39%
22 Edgemont Drive
Gallipolis, Ohio 45631

Morris E. Haskins                    131,833                       9.94%
1 Vine Street
Gallipolis, Ohio 45631

Keith R. Brandeberry, M.D.            25,405                       1.92%
401 First Avenue
Gallipolis, Ohio 45631

W. Lowell Call                         5,345                        .40%
399 Maple Drive
Gallipolis, Ohio 45631

Robert H. Eastman                     11,792                        .89%
4551 State Route 588
Gallipolis, Ohio 45631

Merrill L. Evans                      19,922                       1.50%
2362 East Bethel Church Road
Gallipolis, Ohio 45631

Warren F. Sheets                      59,240                       4.47%
120 First Avenue
Gallipolis, Ohio 45631

Thomas E. Wiseman                      3,342                        .25%
619 Fourth Avenue
Gallipolis, Ohio 45631

All Directors and Executive          287,510                      21.69%
Officers as a Group
(10 persons)

* Included are shares owned by each nominee, Director or group and, in certain instances, by his spouse and minor children, and shares over which each nominee or Director has full voting control and power of disposition. Also included in the shares listed for Messrs. Dailey and Smith are shares allocated to each individual in the Company's Employee Stock Ownership Plan.

**       Executive Officer of the Company and/or Bank.

         Effective October 23, 1992, the Company became the parent corporation of The Ohio Valley Bank Company (the "Bank") in a one-bank holding company system. As the result of a corporate reorganization approved by the shareholders of the Bank, each shareholder of the Bank received one (1) Common Share of the Company in exchange for each common share held by that shareholder of the Bank on October 23, 1992. As of that date, and as a result of the reorganization, the shareholders of the Bank possessed all of the outstanding Common Shares of the Company and the Bank became a wholly-owned subsidiary of the Company.

PROXY ITEM 1:  ELECTION OF DIRECTORS
-------------  ---------------------

         The Company's Board of Directors consists of nine (9) members divided into three (3) classes. The terms of office of three (3) Directors of one (1) class expire at the Annual Meeting. Directors elected at the Annual Meeting shall serve a three (3) year term until the 2000 annual meeting of shareholders and until their respective successors are elected and qualified. The enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the three (3) nominees listed below. Since December, 1980, the Board of the Bank has followed a policy that a Director of the Bank shall retire at the next Annual Meeting of Shareholders following the 70th birthday of such Director. The policy does not apply to any member of the Board of the Bank who was a member of the Board on December 2, 1980, the date of the adoption of this policy, except for Merrill Evans, who has specifically requested that this policy apply to his tenure on the Board of the Bank. In observance of this policy, a Director of the Company will not stand for re-election as a Director of the Company following the completion of the term during which he attains the age of 70.

         Article Two of the Company's Code of Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be delivered or mailed to the President of the Company not less than 14 days, nor more than 50 days, prior to any meeting of shareholders called for the election of Directors. Such notification must contain the following information:

         a.  name and address of each proposed nominee;
         b.  principal occupation of each proposed nominee;
         c. total number of shares of capital stock of the Company that will be voted for each proposed nominee;
         d.  name and residence address of the notifying shareholder; and
         e. number of shares of capital stock of the Company owned by the notifying shareholder.

As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

         The table below sets forth information as to the principal occupation of each nominee for election as Director and each Director presently serving the Company, the nominee's or Director's age, the year in which each nominee or Director first became a Director of the Company, and certain other information.

         If for any reason, any nominee named below should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee in the discretion of those named as proxies. The Management has no reason to believe that any nominee will be unavailable. The nominees receiving the greatest number of votes will be elected. Shares as to which the authority to vote is withheld and broker non-votes, if any, will not be counted toward the election of Directors or toward the election of the individual nominees specified on the form of proxy.
                                                                        Director
                                                            Director     of the
                                                            of the       Company
Name                          Age   Principal Occupation*   Bank Since    Since
----                          ---   ---------------------   ----------    -----


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2000

Keith R. Brandeberry, M.D.**   75   Physician                 1968         1992

Merrill L. Evans               64   Developer, Farmer and     1979         1992
                                    President, Evans
                                    Enterprises, Inc.

Thomas E. Wiseman***           38   President, The            1992         1992
                                    Wiseman Agency, Inc.

                      DIRECTORS WITH TERMS EXPIRING IN 1998

Jeffrey E. Smith               47   President and             1986         1992
                                    Chief Operating Officer
                                    of the Company and the
                                    Bank, Treasurer
                                    of the Company

Robert H. Eastman***           56   President of Ohio         1986         1992
                                    Valley Supermarkets,
                                    Inc.

Warren F. Sheets               72   Attorney, Warren F.       1974         1992
                                    Sheets Co., LPA

                      DIRECTORS WITH TERMS EXPIRING IN 1999

James L. Dailey                62   Chairman and Chief        1970         1992
                                    Executive Officer
                                    of the Company and the
                                    Bank

W. Lowell Call**,***           60   Vice President, Sausage   1986         1992
                                    Production, Bob Evans
                                    Farms, Inc.

Morris E. Haskins              85   Director of the Company,  1939         1992
                                    Chairman of the Bank
                                    from 1981 until his
                                    retirement in April, 1992


     * Each of the Directors has held the respective position with the Company or the other companies listed for a period of at least five years.

     ** Member of the Examination and Audit Committee of the Bank. The Committee is charged by Ohio law with responsibility for the Bank's audit. The Committee met twelve (12) times during 1996. The Bank's annual audit is reviewed by the entire Board of Directors. Neither the Board of the Company nor the Bank has a standing Nominating Committee, or a committee performing similar functions.

     *** Member of the Compensation Committee of the Company. The Compensation Committee establishes the compensation of executive officers of the Bank. This Committee met five (5) times during 1996.

     During the past year, the Board of Directors of the Company met five (5) times, and the Board of the Bank met twenty-four (24) times. None of the Directors attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Boards on which he served during the year.
                                        6

Remuneration of Executive Officers
----------------------------------

         The following table shows, for the three fiscal years ended December 31, 1996, compensation paid by the Company for services in all capacities to the following executive officers of the Company who earned salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
-------------------------------------------------------------------------------
Name and Principal         Year   Salary(1)   Bonus(2)   All Other Compensation
Position                          ($)         ($)        ($)
-------------------------------------------------------------------------------

James L. Dailey            1996   $86,319     $91,342    $13,845 ( 3 )
Chairman and               1995    82,079      74,410     13,106 ( 4 )
Chief Executive            1994    77,572      68,612     12,745 ( 5 )
Officer of the
Company and
the Bank

Jeffrey E. Smith           1996   $63,145     $84,243    $13,079 ( 6 )
President                  1995    60,531      67,722     11,028 ( 7 )
and Chief                  1994    59,376      57,071      9,971 ( 8 )
Operating
Officer of the
Company and the
Bank, and Treasurer
of the Company

     (1) "Salary" includes Director's Fees received by Messrs. Dailey and Smith during each of 1996, 1995 and 1994 fiscal years in the amounts of $2,400, $2,700 and $3,600, respectively.

     (2) "Bonus" includes Director's Bonus received by Messrs. Dailey and Smith during each of 1996, 1995 and 1994 fiscal years in the amounts of $13,927, $12,719 and $11,723, respectively. Messrs. Dailey and Smith have chosen to defer a portion of their bonus under the Company's deferred compensation plan for directors and executive officers implemented in 1996.

     (3) Includes $3,149 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,522 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $8,466 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $708 premium paid by the Company for a $322,000 life insurance policy on the life of Mr. Dailey, pursuant to the terms of the Company's group life insurance contracts.

     (4) Includes $2,826 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,500 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $7,683 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $1,097 premium paid by the Company for a $304,000 term life insurance policy on the life of Mr. Dailey.

     (5) Includes $2,829 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,459 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $7,468 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $989 of premium paid by the Company for a $279,000 term life insurance policy on the life of Mr. Dailey.

     (6) Includes $3,090 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,494 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $8,308 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $187 of premium paid by the Company for a $263,000 life insurance policy on the life of Mr. Smith, pursuant to the terms of the Company's group life insurance contracts.

     (7) Includes $2,404 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,276 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $6,536 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $812 of premium paid by the Company for a $238,000 term life insurance policy on the life of Mr. Smith.

     (8) Includes $2,257 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Profit Sharing Plan; $1,164 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Bank Profit Sharing Plan; $5,958 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $592 of premium paid by the Company for a $220,000 term life insurance policy on the life of Mr. Smith.

Compensation of Directors
-------------------------

          No  member  of  the  Board  of  Directors  of  the  Company   received
remuneration in 1996 for his services as such. All of the Directors of the Company serve as Directors of the Bank. In 1996, each individual who is not a salaried officer of the Bank received $300 per month for his service as a member of the Board of Directors of the Bank. Directors Dailey and Smith received $200 per month for their services. The Bank Board met twenty-four (24) times in 1996. All Directors received $300 as a monthly fee in the fiscal years 1994 and 1995, except Mr. Dailey and Mr. Smith who both received $200 as a monthly fee in the fiscal year 1995. In addition, it is the practice of the Bank to pay a bonus to its Directors based upon the performance of the Bank. For 1996, each Director of the Bank received a bonus of $13,927. This bonus figure specifically includes amounts participating directors may have chosen to defer under the Company's deferred compensation plan for directors and executive officers implemented in 1996.(1) The bonus paid to each Director in the fiscal years of 1994 and 1995 was $11,723 and $12,719, respectively. Mr. Evans, Dr. Brandeberry, Mr. Haskins, and Mr. Wiseman each received an additional $36,618 in 1996 for their service as members of the Executive Committee of the Board of Directors of the Bank, which met fifty (50) times in 1996. Mr. Saunders retired from the Executive Committee in April of 1996. Mr. Saunders received $4,843 in 1996 for his service as a member of the Executive Committee. This figure for Mr. Evans, Dr. Brandeberry, and Mr. Haskins for the fiscal years of 1994 was $33,888. This figure for Mr. Evans, Dr. Brandeberry, Mr. Haskins, and Mr. Saunders for the fiscal year of 1995 was $35,122. Mr. Saunders retired as an executive officer of the Bank in December, 1994, retaining his position as a member of the Executive Committee of the Bank. Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee. Mr. Saunders received no Executive Committee fees for fiscal year 1994.

(1) In December 1996, life insurance contracts were purchased by the Company. The Company is the owner of the contracts. One of the purposes of these contracts was to replace a current group life insurance program for executive officers and implement a deferred compensation plan for directors and executive officers in 1996. Participants in the deferred compensation plan are eligible to receive distribution of their contributions, plus accrued interest earned at no greater than market rate on reinvestment of the contributions, upon reaching age 70, provided that, if a participants dies before reaching age 70 and the participant qualifies, distribution shall be made to the participant's designated beneficiary in an amount equal to what the director would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan. The cost of providing the benefits to the participants will be offset by the earnings on the life insurance contracts.

Report  of the  Compensation Committee of the Board of Directors
----------------------------------------------------------------
on Executive Compensation
-------------------------

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 13 shall not be incorporated by reference into any such filings.

         DECISION-MAKING PROCESS. The executive officers of the Company receive no compensation from the Company. Instead, they are paid by the Bank for services rendered in their capacity as executive officers of the Company and the Bank. On April 3, 1996, the Board of Directors of the Company re-elected the following non-employee Directors to the compensation committee:

                           Thomas E. Wiseman, Chairman
                           W. Lowell Call
                           Robert H.  Eastman

Prior to April 7, 1993, the Board of Directors of the Bank reviewed and recommended officer compensation and corporate benefits plans as well as forecasting future personnel needs of the Bank.

         In 1993, the Bank engaged Crowe, Chizek and Company to construct a comprehensive wage and salary administration plan for the Bank to be used for all its employees.

         The Compensation Committee conducted the same written comprehensive performance appraisal on both James L. Dailey and Jeffrey E. Smith that was conducted on all other employees of the Bank, evaluating their ability to achieve or exceed the expected requirements of their respective jobs based on their specific job content questionnaires. From this appraisal, a performance rating on each individual was developed. The Compensation Committee met with Mr. Dailey and Mr. Smith five (5) times during 1996 to review their performance and the goals established for each.

          In 1993, a marketplace range was developed by Crowe, Chizek and Company for all jobs at the Bank including those of Mr. Dailey and Mr. Smith. These ranges were revised in 1996 using the Crowe Chizek Bank Compensation Survey and the 1996 Ohio Bankers Association Compensation Survey. The performance rating of Mr. Dailey and Mr. Smith and their position in the marketplace range were used to determine their respective bonuses for 1996, 1995 and 1994 and their 1997, 1996 and 1995 salaries. Mr. Dailey and Mr. Smith received salary increases in 1996, as indicated in the Summary Compensation Table on page 7 of this Proxy Statement.

         PHILOSOPHY AND CEO COMPENSATION. The compensation philosophy of the Company and the Bank is that compensation of its executive officers and others should be directly and materially linked to corporate operating performance. To achieve this correlation, executive compensation is heavily weighted toward bonuses paid on the basis of corporate performance. It is a historical fact, therefore, that in years when the Bank has had extraordinary success, its officers have been well compensated and in less profitable years, the officers' pay has been negatively impacted to a substantial degree. The cash compensation program for executive officers consists of two elements, a base salary component and a bonus component. The bonus component consists of two bonus pools: one for all Directors and one for all officers and employees. An executive officer, if a Director, may be eligible to participate in the Directors' pool as well as the officers' pool.

         The objectives of the bonus component are to motivate and reward the accomplishment of annual objectives of the Company and the Bank, reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results, and provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality.

          The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation Committee when determining 1996 compensation for James L. Dailey, Chairman and Chief Executive Officer, and Jeffrey E. Smith, President, Chief Operating Officer, of the Company and the Bank. The Compensation Committee believes that the compensation earned by Mr. Dailey and Mr. Smith in 1996 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed. Mr. Dailey and Mr. Smith ranked in the middle of the total compensation marketplace range for their respective grades.

Submitted by:
Compensation Committee Members

Thomas E. Wiseman, Chairman
W. Lowell Call
Robert H. Eastman

Other Transactions with Management
----------------------------------

         The Company through its subsidiary, the Bank, has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal stockholders of the Company and entities with which they are associated. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral on loans and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Management of the Company, each such loan and commitment to loan did not involve more than a normal risk of uncollectibility or present other unfavorable features. The aggregate amount of loans to officers, Directors, entities in which officers and Directors have an interest, and affiliated and other indirectly related companies and individuals was $6,537,640 at December 31, 1996. As of the date hereof, all of such loans were performing loans.

PROXY ITEM  2:   APPROVAL  OF   PROPOSAL  TO  FIX  THE  STATED   CAPITAL  OF
                 THE COMMON SHARES OF THE COMPANY AT ONE DOLLAR PER SHARE

         The Company's Board of Directors unanimously adopted a resolution proposing the stated capital of the Company be fixed at One Dollar ($1.00) per outstanding common share. The Board of Directors recommends that the shareholders of the Company approve this proposal.

         Accounting reports issued following the formation of the Company have indicated that a figure of Ten Dollars ($10.00) per outstanding common share has been used to determine stated capital. However, this figure was not formally adopted by the incorporator, directors or shareholders or specifically stated in the merger documents when the Company acquired The Ohio Valley Bank Company. The stated capital is a carryover of the figure used to determine the stated capital of The Ohio Valley Bank Company prior to the merger.

         Pursuant to the Ohio Revised Code, the stated capital of the common shares may be reduced or eliminated by resolution adopted at a meeting of shareholders. To be adopted, the proposal to fix the stated capital at $1.00 per common share must be approved by the affirmative vote of the holders or a majority of the common shares.

         The Board of directors believes that it is in the best interests of the Company and its shareholders to fix the stated capital of the Company at One Dollar ($1.00) per outstanding common share. The reduction from ten ($10.00) dollars to one dollar ($1.00) will better facilitate the issuance of share dividends and stock splits from time to time, as the Board of Directors should determine appropriate. The lower stated capital amount will reduce the impact such share dividends and stock splits would have on the Company's retained earnings.

         THE APPROVAL OF THE PROPOSAL TO FIX THE STATED CAPITAL AT $1.00 PER COMMON SHARE REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES.

         The Board of Directors unanimously recommends a vote FOR approval of the proposal. Proxies will be voted FOR approval of the proposal to fix the stated capital at $1.00 per common share unless otherwise specified in the proxy.

Performance Graph
-----------------

         The following graph sets forth a comparison of five year cumulative total return among the Company's Common Shares (indicated "OVB" on the Performance Graph), the S & P 500 Index and the Keefe, Bruyette & Woods, Inc. KBW 50 Index-Midwest (the "KBW-Midwest Index") (indicated "Midwest" on the Performance Graph) for the fiscal years indicated. (Information prior to the merger effective October 23, 1992 for the line indicated OVB refers to common shares of the Bank.) Information reflected on the graph assumes an investment of $100 on December 31, 1991 in each of the Common Shares, the S & P 500 Index and the KBW-Midwest Index. Cumulative total return assumes reinvestment of dividends. The KBW-Midwest Index represents stock price performance of fifteen
(15) of the nation's large banks located in the midwest region of the United States, as selected by Keefe, Bruyette & Woods, Inc. The Company is not among the fifteen (15) banking companies included in the KBW-Midwest Index. The Company has not identified at this time any published index of stock performance which includes the Company or banking companies comparable to it.


                         INDEX OF TOTAL RETURNS
                         S&P 500, MIDWEST, OVB
                              1991 - 1996


               Q4 91     Q4 92     Q4 93     Q4 94     Q4 95     Q4 96
               -----     -----     -----     -----     -----     -----

S&P 500        $100      $107      $118      $120      $165      $203

MIDWEST        $100      $114      $121      $110      $167      $228

OVB            $100      $120      $148      $167      $204      $259

Information Concerning Independent Certified Public Accountant
--------------------------------------------------------------

         On October 21, 1992, the Bank dismissed the accounting firm of Ernst & Young as the Bank's independent accountant. The accounting firm of Crowe, Chizek and Company was engaged, effective October 22, 1992, as the new independent accountant for the Bank and the Company. In connection with the audits of the Bank's financial statements for each of the two fiscal years ended December 31, 1991, and in the subsequent interim period preceding October 21, 1992, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference in connection with its report to the subject matter of the disagreement. The report of Ernst & Young on the Bank's financial statements for the two years ended December 31, 1991, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was reviewed by the Bank's Audit Committee, and unanimously approved by the Board of Directors of the Bank.

         Representatives of Crowe, Chizek and Company are expected to be in attendance at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In connection with its annual audit services, Crowe, Chizek and Company examined the Company's annual financial statements, performed the annual Directors' examination and reviewed annual report filings with the Federal Deposit Insurance Corporation.

         In addition to its annual audit function, Crowe, Chizek and Company provided other professional services consisting principally of preparation and review of the corporate federal income tax return for the Company. The Board of Directors has approved each professional service provided by Crowe, Chizek and Company during the last year. As a part of this approval process, the Board of Directors considers whether the performance of each professional service would impair the independence of Crowe, Chizek and Company as auditors for the Company.

Annual Report - Form 10-K
-------------------------

         The Company will provide without charge to any shareholder of record on March 12, 1997, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including Financial Statements and
Schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 1996. Such written request should be directed to Wendell B. Thomas, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-614-446-2631.

Proxy Statement Proposals
-------------------------

         Each year the Board of Directors submits its nominations for election of Directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the 1998 Annual Meeting, presently scheduled for April 8, 1998, must be received by the Company on or before November 19, 1997.

Reports to be Presented at the Meeting
--------------------------------------

         There will be presented at the meeting the Company's Annual Report for the year ended December 31, 1996, containing financial statements for such year and the signed opinion of Crowe, Chizek and Company, independent certified public accountant, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material, and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Report.

Other Matters
-------------

         The only business which Management intends to present at the Annual Meeting consists of the matters set forth in this Proxy Statement. Management knows of no other matters to be brought before the Annual Meeting by any other person or group.

         If any other matters should properly come before the Annual Meeting, the proxy holders will vote thereon in their discretion.

         All duly executed proxies received will be voted.

         You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person or to change or withdraw your vote, you may revoke your proxy either by written notice to the Company, to the attention of James L. Dailey, Chairman, or in person at the Annual Meeting (without affecting any vote previously taken).


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer



                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

                                      PROXY
                             OHIO VALLEY BANC CORP.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
      The undersigned hereby appoints James L. Dailey, Jeffrey E. Smith, and Wendell B. Thomas, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ohio Valley Banc Corp., to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 9, 1997 at 5:00 P.M. Eastern Daylight Time, and at any adjournment or adjournments thereof, for the following purposes:
    1. ELECTION OF DIRECTORS:
       [ ] FOR all nominees listed below. [ ] WITHHOLD AUTHORITY to vote for all
       (except as marked to the contrary)     nominees listed below.
       INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
       Keith R. Brandeberry          Merrill L. Evans          Thomas E. Wiseman

    2. For [ ] Against [ ] Abstain [ ] the proposal to fix the stated capital of common shares of the Company at One Dollar per share.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof; with all powers the undersigned would possess if personally present, giving unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof.

      A majority of said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting (or if only one should be present and act, then that one) shall have and exercise all the powers of said attorneys and proxies hereunder.

      UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NAMED AS NOMINEES IN THE ACCOMPANYING PROXY STATEMENT, "FOR" THE PROPOSAL TO FIX THE STATED CAPITAL OF COMMON SHARES OF THE COMPANY AT ONE DOLLAR PER SHARE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS BROUGHT BEFORE THE MEETING.
          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)




      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 19, 1997, and the Proxy Statement furnished therewith. Any proxy heretofore given to vote the shares covered herein is hereby revoked.



                               NOTE: Please fill in, sign, and return this proxy
                                     in the enclosed  envelope.  When signing as
                                     Attorney, Executor, Administrator, Trustee,
                                     or  Guardian,  please  give  full  title to
                                     such.  If signer is a  corporation,  please
                                     sign the full  corporate name by authorized
                                     officer.    Joint   Owners    should   sign
                                     individually.

                               Date ____________________________________________


                               _________________________________________________


                               _________________________________________________


                   Shareholder sign name here exactly as it is stenciled hereon.